UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 25, 2014

Intrepid Potash, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200
Denver, Colorado  80202
(Address of principal executive offices, including zip code)

(303) 296-3006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition

On July 30, 2014, Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) issued a press release relating to its earnings for the second quarter of 2014 and its outlook for the remainder of 2014. A copy of the press release is attached as Exhibit 99.1.
The information furnished under this Item 2.02, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in that filing.

Item 5.02(b) and (c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2014, David W. Honeyfield, our President and Chief Financial Officer, submitted his resignation from Intrepid effective August 29, 2014, to pursue another career opportunity.

On July 29, 2014, our Board of Directors (“Board”) made the following appointments, effective as of August 30, 2014:

•	Robert P. Jornayvaz III will serve as our President and Chief Executive Officer, in addition to his continuing role as Executive Chairman of the Board.

•
Brian D. Frantz will serve as Interim Chief Financial Officer as the Board conducts a search to fill this position. Mr. Frantz will serve as both principal financial officer and principal accounting officer during his interim assignment.

Mr. Jornayvaz, 56, has served as our Executive Chairman of the Board since May 2010. Mr. Jornayvaz served as our Chairman of the Board and Chief Executive Officer from our formation in 2007 until May 2010. Mr. Jornayvaz served, directly or indirectly, as a manager of our predecessor, Intrepid Mining LLC, from 2000 until its dissolution at the time of our initial public offering in 2008. Mr. Jornayvaz is the sole owner of Intrepid Production Corporation, which owns approximately 14% of our common stock. Mr. Jornayvaz has 15 years of experience in the potash industry and more than 30 years of experience in the oil and gas industry.

Mr. Frantz, 51, has served as our Vice President-Finance since February 2012 and our Controller and Chief Accounting Officer since July 2010. From October 2008 to July 2010, Mr. Frantz served as Chief Financial Officer of Honnen Equipment Company, a private company specializing in selling and leasing construction equipment. In 2008, Mr. Frantz served as Chief Financial Officer of DWF Wholesale Florists Company, a national wholesale florist. From 1998 to 2007, Mr. Frantz held various positions at RE/MAX International, Inc., a private company engaged in the franchising of real estate brokerage businesses, most recently as Senior Vice President and Chief Financial Officer. From 1986 to 1998, Mr. Frantz was with Arthur Andersen LLP in Denver, most recently as a senior manager, serving public and private companies primarily in the cable television, manufacturing, mining, and real estate industries.

Mr. Jornayvaz and we are parties to several related person transactions, as defined by Item 404(a) of Regulation S-K. A description of these transactions is included under the heading “Certain Relationships and Related Person Transactions” on pages 54-57 of our Definitive Proxy Statement for our 2014 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 3, 2014, and is incorporated by reference into this Item 5.02.

Item 9.01(d)       Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of Intrepid Potash, Inc. dated July 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: July 30, 2014	By:	/s/ Martin D. Litt
Martin D. Litt
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Intrepid Potash, Inc. dated July 30, 2014